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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 20, 2002

                                  by and among

                          ADVANCED MEDICAL OPTICS, INC.

                                       and

                               AMO HOLDINGS, LLC,
                                  as guarantor

                                       and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                      and

                         BANC OF AMERICA SECURITIES LLC

           as Representatives of the Initial Purchasers named herein

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                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 20, 2002 by and among ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Company"), and AMO Holdings, LLC, a Delaware limited liability company (the "Guarantor" and, together with the Company, the "Issuers"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch"), BANC OF AMERICA SECURITIES LLC ("Banc of America") and each other Initial Purchaser set forth on Schedule A attached hereto (collectively, the "Initial Purchasers"), for whom Merrill Lynch and Banc of America are acting as representatives (the "Representatives").

          This Agreement is made pursuant to the Purchase Agreement dated as of June 13, 2002, by and among the Issuers, Allergan, Inc., a Delaware corporation ("Allergan") and the Initial Purchasers (the "Purchase Agreement"), which provides for, among other things, the sale by the Company to the Initial Purchasers of an aggregate of $200,000,000 principal amount of the Company's 9 1/4% Senior Subordinated Notes due 2010 (the "Notes") and the guarantees thereof by Allergan and the Guarantor (the "Guarantees" and, together with the Notes, the "Securities") as described in the Purchase Agreement. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Advice" shall have the meaning set forth in the last paragraph of
     Section 3 hereof.

          "Affiliate" shall have the meaning set forth in Section 2(a) hereof.

          "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Allergan" shall have the meaning set forth in the preamble to this Agreement.

          "Applicable Period" shall have the meaning set forth in Section 3(s) hereof.

          "Banc of America" shall have the meaning set forth in the preamble to this Agreement.

          "Broker-Dealer" shall mean any broker or dealer registered under the Exchange Act.

          "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are required or permitted to be closed.

          "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

          "Depositary" shall mean The Depository Trust Company or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

          "Effectiveness Target Date" shall have the meaning set forth in
     Section 2(e) hereof.

          "Event Date" shall have the meaning set forth in Section 2(e) hereof.

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

          "Exchange Offer" shall mean the exchange offer by the Issuers of Exchange Securities for Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean a Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer.

          "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

          "Exchange Securities" shall mean the $200,000,000 9 1/4% Senior Subordinated Notes due 2010, issued by the Company, and the guarantees thereof by the Guarantor, pursuant to, and entitled to the benefits of, the Indenture (which shall be qualified under the TIA) and registered pursuant to an effective Registration Statement

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     under the Securities Act, to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer, which shall be identical to such Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on such Securities or, if no such interest has been paid, from the Issue Date and (ii) the transfer restrictions thereon shall be eliminated).

          "Guarantor" shall have the meaning set forth in the preamble to this Agreement and also includes any of the Guarantor's successors and permitted assigns.

          "Holder" shall mean each of the Initial Purchasers, for so long as they own any Transfer Restricted Securities, each of their direct and indirect successors, assigns and transferees who become registered owners of Transfer Restricted Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

          "Indenture" shall mean the Indenture relating to the Securities and the Exchange Securities dated as of June 20, 2002 between the Issuers and Allergan, on the one hand, and The Bank of New York, as trustee, on the other hand, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

          "Inspectors" shall have the meaning set forth in Section 3(m) hereof.

          "Issue Date" shall mean the date on which the Securities are originally issued.

          "Issuers" shall have the meaning set forth in the preamble to this Agreement.

          "Liquidated Damages" shall have the meaning set forth in Section 2(e) hereof.

          "Majority Holders" shall mean, subject to Section 7(k), the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities.

          "Merrill Lynch" shall have the meaning set forth in the preamble to this Agreement.

          "Notes" shall have the meaning set forth in the preamble to this Agreement.

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

          "Participating Broker-Dealer" shall have the meaning set forth in
     Section 3(s)hereof.

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Private Exchange" shall have the meaning set forth in Section 2(a) hereof.

          "Private Exchange Securities" shall have the meaning set forth in
     Section 2(a) hereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including any material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Records" shall have the meaning set forth in Section 3(m) hereof.

          "Registration Default" shall have the meaning set forth in Section 2(e) hereof.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all applicable SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all the Holders that are Initial Purchasers in connection with blue sky qualification of any of the Exchange Securities or Transfer Restricted Securities) and compliance with the rules of the NASD, (iii) all expenses incurred by the Issuers in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, if any, (v) the fees and disbursements of counsel for the Issuers and of the independent certified public accountants of the Issuers, including the

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     expenses of any "cold comfort" letters required by or incident to such performance or compliance with this Agreement, (vi) the fees and expenses of the Trustee, and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Securities on any securities exchange or exchanges, if the Company, in its discretion, elects to make any such listing, (viii) the reasonable fees and expenses of one counsel, if any, designated in writing by the Majority Holders to act as counsel for the Holders of the Transfer Restricted Securities in connection with a Shelf Registration Statement and
     (ix) any fees and disbursements to be paid by the Issuers and the fees and expenses of any special experts retained by the Issuers in connection with any Shelf Registration Statement; but excluding fees of counsel to the Holders and (other than as set forth in (ii) and (viii) above) underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

          "Registration Statement" shall mean any registration statement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement) of the Issuers which covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any material incorporated by reference therein.

          "Representatives" shall have the meaning set forth in the preamble to this Agreement.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Securities" shall have the meaning set forth in the preamble to this Agreement.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2(b) hereof.

          "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf' Registration Statement relating to a "shelf' offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, pursuant to the provisions of
     Section 2(b) hereof which covers all of the Transfer Restricted Securities or all Private Exchange Securities, as the case may be, on an appropriate form under the Securities Act.

          "TIA" shall have the meaning set forth in Section 3(k) hereof.

          "Transfer Restricted Securities" shall mean each Security, if issued, and each Private Exchange Security, if issued; provided, however, that each Security or Private Exchange Security, as the case may be, shall cease to be a Transfer Restricted Security when (i) with respect to a Security only, such Security has been exchanged by a Person other than a Participating Broker-Dealer in the Exchange Offer for an Exchange Security which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) with respect to a Security only, following the exchange by a Participating Broker-Dealer in the Exchange Offer of a Security for an Exchange Security, such Exchange Security is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement,
     (iii) such Security or Private Exchange Security, as the case may be, has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) such Security or Private Exchange Security, as the case may be, is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act) or has become eligible for resale without restriction pursuant to Rule 144(k) under the Securities Act, (v) such Security, Exchange Security or Private Exchange Security, as the case may be, shall have been otherwise transferred by the holder thereof and a new security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such new security shall not require registration or qualification under the Securities Act or any similar state law then in force, or (vi) such Security or Private Exchange Security, as the case may be, ceases to be outstanding.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

          2. Registration Under the Securities Act.

          (a) Exchange Offer. (i) To the extent not prohibited by any applicable law or applicable policy of the SEC, the Issuers shall, for the benefit of the Holders, (A) prepare and, on or prior to the date that is 60 days after the Issue Date, file with the SEC an Exchange Offer Registration Statement covering the offer by the Issuers to the Holders to exchange all of the Securities for a like principal amount of Exchange Securities, (B) use their reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC on or prior to the date that is 150 days after the Issue Date, (C) use their reasonable best efforts to keep such Registration Statement effective until the closing of the Exchange Offer and (D) use their reasonable best efforts to, on or prior to the date that is 195 days after the Issue Date, issue Exchange Securities in exchange for all Securities properly tendered prior thereto in the Exchange Offer. It is the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Transfer Restricted Securities for Exchange Securities (assuming that such Holder is not an affiliate of any Issuer within the meaning of Rule 405 under the Securities Act (each, an "Affiliate") or, if it is an Affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and assuming that such Holder is not a Broker-Dealer tendering Transfer Restricted Securities acquired directly from the Issuers for its own account, and who acquired the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing (within the meaning of the Securities Act) the Exchange Securities) and to transfer such Exchange Securities from and after their receipt without any limitations or restrictions on transfer under the Securities Act and under state securities or blue sky laws.

          (ii) In connection with the Exchange Offer, the Issuers shall:

               (A) mail, or caused to be mailed, as promptly as practicable to each Holder of record a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

               (B) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

               (C) utilize the services of the Depositary for the Exchange
          Offer;

               (D) permit Holders to withdraw tendered Securities at any time prior to 5:00 p.m. (New York time) on the last Business Day of the Exchange Period;

               (E) notify each Holder, in the letter of transmittal and related documents or otherwise, that any Securities not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker Dealers as provided herein); and

               (F) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

          (iii) If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Issuers upon the request of any Initial Purchaser shall, to the extent not prohibited by any applicable law or applicable policy of the SEC, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company, guaranteed by the Guarantor, issued pursuant to, and entitled to the benefits of, the Indenture and identical to the Exchange Securities, except that such securities shall bear appropriate transfer restrictions (the "Private Exchange Securities").

          (iv) The Private Exchange Securities shall be of the same series as, and the Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP numbers for the Private Exchange Securities as for, the Exchange Securities. The Issuers shall not have any liability hereunder solely as a result of such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

          (v) The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (A) that, in the reasonable opinion of counsel to the Issuers, the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable policy of the SEC, (B) that no action or proceeding shall have been instituted against the Issuers or, to the knowledge of the Issuers, against any other Person or, to the knowledge of the Issuers, threatened in any court or by any governmental agency that would reasonably be expected to materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange nor shall any material adverse development have occurred in any such action or proceeding with respect to the Issuers, (C) that all governmental approvals shall have been obtained which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange and (D) that the Transfer Restricted Securities shall be duly tendered in accordance with the terms of the Exchange Offer. As soon as practicable after the expiration of the Exchange Offer and/or the Private Exchange, as the case may be, the Issuers shall:

               (1) accept for exchange all Securities or portions thereof properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange; and

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

               (2) deliver, or cause to be delivered, to the Trustee for cancellation all Securities or portions thereof so accepted for exchange by the Issuers; and

               (3) issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, a new Exchange Security or Private Exchange Security, as the case may be, equal in principal amount to the principal amount of the Securities surrendered by such Holder and accepted for exchange.

          (vi) To the extent not prohibited by any law or applicable policy of the SEC, the Issuers shall use their reasonable best efforts to consummate the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. Each Holder (including, without limitation, any Holder who is a Broker-Dealer) of Securities who wishes to participate in the Exchange Offer will be required, as a condition to its participation in the Exchange Offer, to make certain customary written representations in connection therewith, including representations that (A) such Holder is not an Affiliate of any Issuer, or if it is an Affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) if such Holder is not a Broker-Dealer, it is not engaged in, and does not intend to engage in, the distributions of Exchange Securities, (C) any Exchange Securities to be received by it will be acquired in the ordinary course of business, (D) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, and (E) if such Holder is a Participating Broker-Dealer, it will deliver the Prospectus included in the Exchange Offer Registration Statement in connection with the resale of Exchange Securities to the extent it is subject to the prospectus delivery requirements of the SEC. Such Holder will also be required to make such other representations as may be necessary under applicable SEC rules, regulations or interpretations to render available the use of the appropriate form of registration statement under the Securities Act.

          (vii) Upon consummation of the Exchange Offer in accordance with this
     Section 2(a), the provisions of this Agreement shall continue to apply, modified as necessary, solely with respect to Transfer Restricted Securities that are Private Exchange Securities, Exchange Securities held by Participating Broker-Dealers and Transfer Restricted Securities entitled to a Shelf Registration pursuant to the first paragraph of Section 2(b) hereof.

          (b) Shelf Registration. (i) In the event that

          (A) filing the Exchange Offer Registration Statement or consummation of the Exchange Offer would not be permitted by applicable law or SEC policy,

          (B) the Exchange Offer is not for any other reason consummated on or prior to the date that is 195 days after the Issue Date, or

          (C) any Holder of Securities notifies the Company 20 Business Days after the commencement of the Exchange Offer that (1) due to a change in applicable law or SEC policy it is not entitled to participate in the Exchange Offer, (2) due to a change in applicable law or SEC policy it may not resell the Exchange Securities to be acquired by it in the Exchange Offer to the public in the United States without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (3) it is a Broker-Dealer and owns Securities acquired directly from the Company or an Affiliate of the Company

(any of the events specified in clauses (A) through (C) being a "Shelf Registration Event"), then the Issuers shall, use their reasonable best efforts to file prior to the later of (1) the date that is 60 days after the Issue Date and (2) the date that is 30 days after the date of such Shelf Registration Event, use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to the date that is 90 days after such Shelf Registration Statement was filed; provided, however, that if the Issuers have not consummated the Exchange Offer on or prior to the date that is 195 days after the Issue Date, then the Issuers shall use their reasonable best efforts to file with the SEC on or prior to the date that is 255 days after the Issue Date a Shelf Registration Statement providing for the sale by the Holders of all of the Transfer Restricted Securities, and shall use their reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable and, in any event, no later than the date that is 90 days after such Shelf Registration Statement was first filed with the SEC. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not materially misleading.

          (ii) The Issuers agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended until the second anniversary of the effective date of the Shelf Registration Statement (subject to extension pursuant to the last paragraph of Section 3 hereof) (or such shorter period that will terminate when all of the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise cease to be Transfer Restricted Securities) (the "Effectiveness Period"). The Issuers shall not permit any securities other than Transfer Restricted Securities to be included in the Shelf Registration. The Issuers further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Issuers agree to furnish to the Holders of Transfer Restricted Securities covered by such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) and 2(b) hereof. Each Holder shall pay all expenses of its counsel (other than as set forth otherwise in this Agreement), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to the Shelf Registration Statement.

          (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Transfer Restricted Securities may legally resume. The Issuers will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either of them voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Securities covered thereby not being able to exchange or offer and sell such Transfer Restricted Securities during that period, unless such action is required by law.

          (e) Liquidated Damages. (i) In the event that

          (A) the applicable Registration Statement is not filed with the SEC on or prior to the date specified herein for such filing,

          (B) the applicable Registration Statement is not declared effective by the SEC on or prior to the date specified herein for such effectiveness (the "Effectiveness Target Date"),

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

          (C) the Exchange Offer is required to be consummated hereunder and the Company fails to consummate the Exchange Offer on or prior to the date that is 195 days after the Issue Date with respect to the Exchange Offer Registration Statement or

          (D) the applicable Registration Statement is filed and declared effective prior to the Effectiveness Target Date but shall thereafter cease to be effective or usable in connection with the Exchange Offer or resales of Transferred Restricted Securities, as the case may be, during the periods specified herein without being immediately succeeded by a post-effective amendment to such Registration Statement or an additional Registration Statement covering the Transfer Restricted Securities which has been filed and declared effective

(each such event referred to in clauses (A) through (D), a "Registration Default"), then the Issuers shall pay liquidated damages to the Holders of Transfer Restricted Securities as to which such Registration Default relates ("Liquidated Damages"), with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per annum of the principal amount of the Securities. The amount of Liquidated Damages will increase by an additional 0.25% per annum of the principal amount of the Securities for each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to an aggregate maximum amount of 1.0% per annum of the principal amount of the Securities; provided that the Issuers shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Liquidated Damages shall be computed based on the actual number of days elapsed during which any such Registration Default exists. Immediately following the cure of a Registration Default, the accrual of Liquidated Damages with respect to such Registration Default will cease.

          (ii) The Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an "Event Date"). Liquidated Damages shall be paid in arrears by depositing with the Trustee, in trust, for the benefit of the Holders of Transfer Restricted Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Liquidated Damages then due. The Liquidated Damages due shall be payable in arrears on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Liquidated Damages shall be deemed to accrue from, and including the day following, the applicable Event Date.

          (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers acknowledge that any failure by the Issuers to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or any Holder for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under Section 2(a) and Section 2(b) hereof.

          3. Registration Procedures. In connection with the obligations of the Issuers with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuers shall:

          (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time periods specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof. The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for inclusion therein (x) without such Holders being afforded an opportunity to review such documentation (to the extent that it relates to such Holder) a reasonable time prior to the filing of such document or (y) if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object to the inclusion of such information that relates to such Holder;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

          (c) in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Securities included in any Shelf Registration Statement, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Securities is being filed, (ii) furnish to each Holder of Transfer Restricted Securities, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the disposition of the Transfer Restricted Securities, and (iii) subject to the last paragraph of Section 3 hereof, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus or any amendment or supplement thereto;

          (d) in the case of a Shelf Registration, use their reasonable best efforts to register or qualify, as may be required by applicable law, the Transfer Restricted Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Transfer Restricted Securities covered by a Registration Statement shall reasonably request in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities owned by such Holder; provided, however, that no Issuer shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is now so subject;

          (e) in the case of (i) a Shelf Registration or (ii) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(s) hereof, notify each Holder of Transfer Restricted Securities included in the Shelf Registration Statement, or such Participating Broker-Dealers, as the case may be, their counsel, if any, promptly and, if requested by such Holder, confirm such notice in writing (if such notice was not originally given in writing) (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise during the Effectiveness Period or the Applicable Period, as the case may be, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

          (f) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

          (g) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities included in the Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Securities covered by such Shelf Registration to be sold and relating to the subsequent transfer of such Securities; and cause such Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request;

          (i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance described in Section 3(e)(B), 3(e)(C), 3(e)(D), 3(e)(E) or 3(e)(F) hereof, prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that (subject to Section 3(a)), as thereafter delivered to the purchasers of the Transfer Restricted Securities to whom a Prospectus is being delivered by a Participating Broker-Dealer who has notified the Company that it will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(s) hereof, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder or Participating Broker-

     Dealer, as applicable, to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event;

          (j) use their reasonable best efforts to obtain a CUSIP number for all Exchange Securities or Private Exchange Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (k) (i) cause the Indenture or the indenture provided for in Section 2(a) to be qualified under the United States Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Transfer Restricted Securities, (ii) cooperate with the Trustee or any trustee under such indenture and the Holders to effect such changes to the Indenture or such indenture as may be required for the Indenture or such indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustee or any trustee under such indenture to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture or such indenture to be so qualified in a timely manner;

          (l) in the case of a Shelf Registration, enter upon the request of any Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities included in a Shelf Registration Statement into agreements (including underwriting agreements) and take all such other customary actions in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and in such connection, (i) make such representations and warranties to Holders of such Transfer Restricted Securities and the underwriters (if any) with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested by the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities included in such Shelf Registration Statement; (ii) if an underwriting agreement is entered into, obtain opinions of counsel to the Company in form and substance reasonably satisfactory to the underwriters, addressed to each of the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; and (iii) if an underwriting agreement is entered into, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Company and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters. The above shall be done at each closing in respect of the sale of Transfer Restricted Securities, or as and to the extent required thereunder;

          (m) if (i) a Shelf Registration is filed pursuant to Section 2(b) or
     (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by each selling Holder of Transfer Restricted Securities included in the Shelf Registration Statement or such Participating Broker-Dealer and each such person who would be an "underwriter" as a result of either (A) the sale by such person of Securities covered by such Shelf Registration Statement or (B) the sale during the Applicable Period by a Participating Broker-Dealer of Exchange Securities (provided that a Participating Broker-Dealer shall not be deemed to be an underwriter solely as a result of it being required to deliver a prospectus in connection with any resale of Exchange Securities) and any attorney, accountant or other agent reasonably retained by any such person (collectively, the "Inspectors") (provided that there shall not be more than one attorney and not more than one accountant retained by all the Holders for this purpose), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors to any other Person unless (1) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement,
     (2) the disclosure is necessary in connection with any action, suit or proceeding, (3) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (4) the information in such Records has been made generally available to the public. Each such Holder and each such Participating Broker-Dealer and any Inspector will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer and any Inspector will be required to further agree that it will, upon learning that disclosure of such Records is sought under (1) or (2) above, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (n) use their reasonable best efforts to comply with all applicable rules and regulations of the SEC so long as the provisions of this Agreement are applicable and make generally available to its security holders with regard to any applicable Registration Statement a combined earnings statement satisfying the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

          (o) if an Exchange Offer or a Private Exchange is to be consummated, upon proper delivery of Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, shall mark, or cause to be marked, on such Securities and on the books of the Trustee, the Registrar (as defined in the Indenture) and, if necessary, the Depositary, delivered by such Holders that such Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; but in no event shall such Securities be marked as paid or otherwise satisfied solely as a result of being exchanged for Exchange Securities or Private Exchange Securities in the Exchange Offer or the Private Exchange, as the case may be;

          (p) cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement participating in the disposition of such Transfer Restricted Securities and one counsel acting on behalf of all such sellers in connection with the filings, if any, required to be made with the NASD;

          (q) take all other reasonable steps necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby; and

          (r) in the case of the Exchange Offer Registration Statement (A) include in the Exchange Offer Registration Statement a section in the Prospectus entitled "Plan of Distribution," which section shall be reasonably acceptable to the Representatives on behalf of the Initial Purchasers or their counsel, and which section shall state that any Broker-Dealer that holds Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Issuers or any Affiliate of any Issuer) (a "Participating Broker-Dealer") may exchange such Transfer Restricted Securities pursuant to the Exchange Offer and shall contain all other information with respect to such sales by such Participating Broker-Dealers that the SEC may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Transfer Restricted Securities held by such Participating Broker-Dealer, except to the extent required by the SEC, (B) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of the Prospectus included in the Exchange Offer Registration Statement that has been declared effective, as such Participating Broker-Dealer may reasonably request, (C) permit the use of the Prospectus forming part of the Exchange Offer Registration Statement, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus, (D) use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that such period shall not be required to exceed 180 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (E) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision, or a provision substantially similar thereto:

          "If the exchange offeree is a broker-dealer holding Securities acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Issuers or any Affiliate of any Issuer), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Securities pursuant to the Exchange Offer."

          The Company may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the proposed distribution of such Transfer Restricted Securities as the Com-pany may from time to time reasonably request in writing. The Company may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish in writing such information within a reasonable time (not to exceed 10 Business Days) after receiving such request and shall be under no obligation to compensate any such seller for any lost income, interest or other opportunity forgone, or any liability incurred, as a result of the Company's decision to exclude such seller.

          In the case of (i) a Shelf Registration Statement or (ii) an Exchange Offer Registration Statement only with respect to Participating Broker-Dealers who are seeking to sell Exchange Securities and are required to deliver Prospectuses and who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in
Section 3(s) hereof, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(B), 3(e)(C), 3(e)(D), 3(e)(E) or 3(e)(F) hereof, such Holder or Participating Broker-Dealer, as the case may be, shall forthwith discontinue disposition of Transfer Restricted Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement until such Holder's or Participating Broker-Dealer's, as the case may be, receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession that has been replaced by the Company with more recently dated prospectuses or (ii) deliver to the Company (at the Company's expense) all copies in such Holder's or Participating Broker-Dealer's, as the case may be, possession, other than permanent file copies then in such Holder's or Participating Broker-Dealer's, as the case may be, possession, of the Prospectus covering such Transfer Restricted Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Transfer Restricted Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement and an amendment or supplement to such Registration Statement is required to permit the use of such Registration Statement in connection with the disposition of Transfer Restricted Securities, the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and, in the case of an amendment, have such amendment declared effective as soon as practicable and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders or Participating Broker-Dealers, as the case may be, (A) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (B) the Advice.

          4. Indemnification and Contribution. (a) Each of the Issuers shall indemnify and hold harmless the Initial Purchasers and each Holder who participates in an offering of Transfer Restricted Securities, and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, covering Transfer Restricted Securities or Exchange Securities, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the prior written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel (in addition to any local counsel) chosen as provided in Section 4(c) below) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers, such Holder with respect to such Initial Purchasers or Holder, as the case may be, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, that the foregoing indemnity with respect to a preliminary prospectus in any Registration Statement shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased Transfer Restricted Securities if (i) such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus was eliminated or remedied in the final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto to such Holder prior to confirmation for the sale of such Transfer Restricted Securities to such person by such Holder) and (ii) a copy of the final Prospectus (as so amended and supplemented) was not furnished to such Person within the time required by the Securities Act, unless such failure to deliver was a result of non-compliance by the Company with Section 3(c) and the claims asserted by such person do not include allegations of other untrue statements or omissions of material facts made in the final Prospectus which allegations are upheld in a final judgment.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Initial Purchasers and the other selling Holders and each of their respective directors and officers and each Person, if any, who controls any of the Issuers, the Initial Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such selling Holder with respect to such Holder expressly for use in the Registration Statement, or any such Prospectus; provided, however, that, in the case of the Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds (before deducting fees and expenses) received by such Holder from the sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to all the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to all the indemnified parties shall be selected by the Company. An indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of, any such action, with counsel reasonably satisfactory to the indemnified party. If the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes a full and unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, then such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) (i) If the indemnification provided for in Section 4(a), (b), (c) and (d) is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers and the Holders on the other hand from their initial sales of Transfer Restricted Securities (or in the case of Exchange Securities that are Transfer Restricted Securities, the sale of Securities for which such Exchange Securities were exchanged) or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          (ii) The relative fault of the Issuers, on the one hand, and the Holders of Transfer Restricted Notes, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, by the Holder of Transfer Restricted Securities or the Initial Purchasers, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (iii) Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it under the Shelf Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (iv) The Issuers and the Holders of the Transfer Restricted Securities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.

          (v) For purposes of this Section 4, each Person, if any, who controls a Holder of Transfer Restricted Securities or the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such other Person, and each director of any Issuer, each Affiliate of any Issuer, each executive officer of any Issuer who signed the Registration Statement, and each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Issuer.

          5. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Issuers shall be under no obligation to compensate any Holder for lost income, interest or other opportunity foregone, or other liability incurred, as a result of the Company's decision to exclude such Holder from any underwritten registration if such Holder has not complied with the provisions of this Section 5 in all material respects following 15 Business Days' written notice of non-compliance and the Company's decision to exclude such Holder.

          6. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

          7. Miscellaneous.

          (a) Reporting Requirement. So long as any of the Transfer Restricted Securities are outstanding, the Issuers shall comply with the provisions of
Section 4.12 of the Indenture.

          (b) No Inconsistent Agreements. The rights granted to the Holders hereunder do not, and will not for the term of this Agreement, in any way conflict with, and are not, and will not during the term of this Agreement be, inconsistent with, the rights granted to the holders of the Issuers' other issued and outstanding securities under any other agreements entered into by any Issuer.

          (c) Amendments and Waivers. The provisions of this Agreement, including provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except with the prior written consent of the Company and the Majority Holders; provided, however, that no amendment, modification, or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Transfer Restricted Securities or any Issuer unless consented to in writing by such Holder of Transfer Restricted Securities or such Issuer, as the case may be.

          (d) Notices. (i) All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (A) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchasers, as set forth in the Purchase Agreement; and (B) if to the Issuers, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

          (ii) All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (iii) Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Issuers and the Initial Purchasers, including, without limitation, and without the need for an express assignment, subsequent Holders, provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; provided, further, that nothing herein shall be deemed to permit the assignment, transfer or other disposition of Transferred Restricted Securities on violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiary. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW; SUBMISSION TO JURISDICTION; TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST THE COMPANY FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Notes Held by the Issuers or Any of Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by any Issuer or any Affiliate of any Issuer shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         ADVANCED MEDICAL OPTICS, INC.


                                         By: /s/ Richard A. Meier
                                             ----------------------------------
                                             Name:  Richard A. Meier
                                             Title: Corporate Vice President
                                                    and Chief Financial Officer


                                         AMO HOLDINGS, LLC


                                         By: /s/ Aimee S. Weisner
                                             -----------------------------------
                                             Name:  Aimee S. Weisner
                                             Title: Vice President and Secretary

Confirmed and accepted as of the date first written above:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
BANC OF AMERICA SECURITIES LLC


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By:
    -------------------------------------
    Name:  J. Lex Maultsby
    Title: Director

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         ADVANCED MEDICAL OPTICS, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         AMO HOLDINGS, LLC


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Confirmed and accepted as of the date first written above:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
BANC OF AMERICA SECURITIES LLC


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By: /s/ J. Lex Maultsby
    -------------------------------------
    Name:  J. Lex Maultsby
    Title: Director